AGL Resources Inc.				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2001				Exhibit F.1b.1

	AGL Resources Inc.	Distribution Operations	Wholesale Services	Energy Investments

ASSETS
Current assets
Cash and Cash Equivalents	7,254,258	(1,362,872)	1,472,824	2,169,441
Receivables - net
Energy marketing	52,122,732	-	52,122,732	-
Gas	22,469,447	21,427,147	(11,165)	1,053,465
Other	6,243,157	3,412,405	(717,980)	1,714,749
Intercompany	0	0	15,796,296	24,040,824
Income tax receivable
Unbilled revenues	23,229,248	23,229,248	-	-
Inventories
Natural gas stored underground	149,870,978	109,873,355	39,997,623	-
Liquefied natural gas	5,046,574	5,046,574	-	-
Materials and supplies	5,490,614	5,490,614	-	-
Energy marketing and risk management asset	3,090,556	-	3,090,556	-
Unrecovered ERC - current portion	14,600,000	14,600,000	-	-
Unrecovered PRP costs - current portion	16,275,415	16,275,415	-	-
Unrecovered seasonal rates	11,248,660	11,248,660	-	-
Other current assets	11,552,394	41,950,246	635,429	595
Total current assets	328,494,036	251,190,794	112,386,316	28,979,074

Investment and equity in associated companies	0	-	(2,526,378)	(3,847,555)

Property, plant and equipment
Property, plant and equipment	3,144,651,904	3,035,951,707	881,091	18,718,444
Less accumulated depreciation	1,059,528,902	1,022,002,003	158,576	3,515,277
Property, plant and equipment - net	2,085,123,003	2,013,949,704	722,515	15,203,167

Deferred debits and other assets
Unrecovered PRP costs	498,665,378	498,665,378	-	-
Goodwill	176,259,146	176,184,977	-	74,169
Unrecovered ERC	228,643,613	228,643,333	-	280
Investments in joint ventures	74,885,998	-	-	74,885,998
Unrecovered postretirement benefits costs	11,217,667	11,217,667	-	-
Restricted investment for purchase of* telecommunications network	15,000,000			15,000,000
Intercompany notes receivable	-	-	-	-
Other	35,972,353	19,034,579	4,813,919	664,566
Total deferred debits and other assets	1,040,644,156	933,745,934	4,813,919	90,625,013
Total assets	3,454,261,194	3,198,886,432	115,396,372	130,959,700

AGL Resources Inc.				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2001				Exhibit F.1b.1

	AGL Resources Inc.	Distribution Operations	Wholesale Services	Energy Investments

LIABILITIES AND CAPITALIZATION
Current liabilities
Short-term debt	384,740,000	-	-	-
Energy marketing trade payable	61,765,866	-	61,765,866	-
Accounts payable - trade	36,267,642	16,726,323	39,792,402	302,367
Accrued PRP costs - current portion	53,600,000	53,600,000	-	-
Accrued ERC - current portion	47,000,000	47,000,000	-	-
Current portion of long-term debt	93,000,000	93,000,000	-	-
Accrued wages and salaries	9,689,277	3,880,354	667,038	33,987
Customer deposits	13,851,292	12,215,110	1,621,212	14,970
Accrued interest	21,085,934	10,922,209	-	27,791
Energy marketing and risk management liability	209,976	-	209,976	-
Accrued taxes	30,377,983	57,252,403	1,048,789	37,123,474
Intercompany payables	0	81,403,472	5,992,320	59,474,014
Other	58,281,972	33,546,213	2,095,509	2,682,848
Total current liabilities	809,869,942	409,546,084	113,193,110	99,659,450

Accumulated deferred income taxes	268,796,585	264,034,606	185,659	(6,795,477)

Long-term liabilities
Accrued PRP costs	453,065,378	453,065,378	-	-
Accrued pension obligations	-	-	-	-
Accrued ERC	124,032,522	124,032,522	-	-
Accrued postretirement benefit costs	48,660,143	48,660,143	-	-
Other	-	-	-	-
Total long-term liabilities	625,758,043	625,758,043	-	-

Deferred credits
Unamortized investment tax credit	21,519,487	21,519,487	-	-
Regulatory tax liability	14,394,083	14,394,083	-	-
Other	8,874,320	5,997,315	-	-
Total deferred credits	44,787,891	41,910,885	-	-

Capitalization
Long-term debt	797,000,000	517,312,763	-	-
Preferred securities	217,949,495	-	-	-
Common shareholders' equity
Common stock	289,012,735	797,129,339	25,201	175,199
Premium on common stock	203,807,297	393,588,357	(11,316,406)	19,514,772
Earnings reinvested	237,432,178	149,606,354	13,308,808	18,405,756
Other comprehensive income	(1,162,074)	-	-	-
Shares held in treasury and trust	(38,990,897)	-	-	-
Common shareholders' equity	690,099,239	1,340,324,051	2,017,603	38,095,726
Total capitalization	1,705,048,733	1,857,636,814	2,017,603	38,095,726
Total liabilities and capitalization	3,454,261,194	3,198,886,432	115,396,372	130,959,700

AGL Resources Inc.				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2001				Exhibit F.1b.1

	Corporate	Eliminations

ASSETS
Current assets
Cash and Cash Equivalents	4,974,865	-
Receivables - net
Energy marketing	-	-
Gas	-	-
Other	1,833,983	-
Intercompany	1,384,019,313	(1,423,856,433)
Income tax receivable
Unbilled revenues	-	-
Inventories
Natural gas stored underground	-	-
Liquefied natural gas	-	-
Materials and supplies	-	-
Energy marketing and risk management asset	-	-
Unrecovered ERC - current portion	-	-
Unrecovered PRP costs - current portion	-	-
Unrecovered seasonal rates	-	-
Other current assets	3,022,087	(34,055,963)
Total current assets	1,393,850,247	(1,457,912,396)

Investment and equity in associated companies	940,400,718	(934,026,785)

Property, plant and equipment
Property, plant and equipment	89,100,662	-
Less accumulated depreciation	33,853,046	-
Property, plant and equipment - net	55,247,617	-

Deferred debits and other assets
Unrecovered PRP costs	-	-
Goodwill	-	-
Unrecovered ERC	-	-
Investments in joint ventures	3,474,231	(3,474,231)
Unrecovered postretirement benefits costs	-	-
Restricted investment for purchase of* telecommunications network
Intercompany notes receivable	20,748,202	(20,748,202)
Other	11,459,289	-
Total deferred debits and other assets	35,681,723	(24,222,433)
Total assets	2,425,180,304	(2,416,161,614)

AGL Resources Inc.				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2001				Exhibit F.1b.1

	Corporate	Eliminations

LIABILITIES AND CAPITALIZATION
Current liabilities
Short-term debt	384,740,000	-
Energy marketing trade payable	-	-
Accounts payable - trade	13,502,513	(34,055,963)
Accrued PRP costs - current portion	-	-
Accrued ERC - current portion	-	-
Current portion of long-term debt	-	-
Accrued wages and salaries	5,107,898	-
Customer deposits	-	-
Accrued interest	10,135,935	-
Energy marketing and risk management liability	-	-
Accrued taxes	(65,046,682)	-
Intercompany payables	1,276,986,627	(1,423,856,433)
Other	19,957,402	-
Total current liabilities	1,645,383,693	(1,457,912,396)

Accumulated deferred income taxes	11,371,797	-

Long-term liabilities
Accrued PRP costs	-	-
Accrued pension obligations	-	-
Accrued ERC	-	-
Accrued postretirement benefit costs	-	-
Other	-	-
Total long-term liabilities	-	-

Deferred credits
Unamortized investment tax credit	-	-
Regulatory tax liability	-	-
Other	2,877,005	-
Total deferred credits	2,877,005	-

Capitalization
Long-term debt	300,435,439	(20,748,202)
Preferred securities	217,949,495	-
Common shareholders' equity
Common stock	289,012,735	(797,329,739)
Premium on common stock	201,826,186	(399,805,612)
Earnings reinvested	(203,523,075)	259,634,335
Other comprehensive income	(1,162,074)	-
Shares held in treasury and trust	(38,990,897)	-
Common shareholders' equity	247,162,875	(937,501,016)
Total capitalization	765,547,809	(958,249,218)
Total liabilities and capitalization	2,425,180,304	(2,416,161,614)